As filed with the Securities and Exchange Commission on June 6, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVACARE HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware		38-4264819
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
One Invacare Way Elyria, Ohio 44035
(Address of Principal Executive Offices) (Zip Code)

INVACARE HOLDINGS CORPORATION 2023 MANAGEMENT INCENTIVE PLAN
(Full Title of the Plan)

Anthony C. LaPlaca
Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary
One Invacare Way
Elyria, Ohio 44035 (440) 329-6000

(Name, address,and telephone number, including area code,
of agent for service)
Copy to: Catherine Gardner, Esq. Brown Rudnick LLP 7 Times Square New York, NY 10036 (212) 209-4800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the
Securities Act.	☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. In accordance with the Note under Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus required by Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the SEC by the Registrant pursuant to the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

a.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 14, 2023 (the “Form 10-K”);

b.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

c.the current Reports on Form 8-K and Form 8-K12G3 filed with the SEC, respectively, by the Registrant's predecessor on May 2, 2023 (excluding any information furnished therein) and by the Registrant on May 8, 2023; and

d.the description of the Registrant's Common Stock set forth in Item 5.03 of the aforementioned Form 8-K12G3 filed with the SEC on May 8, 2023.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, that are deemed to be furnished and not files), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director or officer of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, obtained an improper personal benefit, or (in the case of a director) authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation (the “COI”) provides that, to the fullest extent permitted by the DGCL as from time to time amended, a director or officer of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer.

Article VII of the Registrant’s COI provides that the Registrant shall indemnify any person who is a party to, or is threatened to be made a party to, any threatened, pending, or completed action, suit or proceeding (a “Proceeding”), other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director or officer of the Registrant, or while a director or officer of the Registrant, is or was serving at the Registrant’s request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement actually and reasonably incurred by the person in connection with such Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, however, that certain restrictions and conditions apply if indemnification is sought in connection with a Proceeding commenced by the person seeking such indemnification; and provided, further, that certain expenses shall, in specified circumstances, be indemnified to such persons in connection with actions or suits by or in the right of the Registrant. The indemnification provisions contained in the Registrant’s COI are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant has also entered into indemnification agreements with each of its directors. These agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. The Registrant may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act. The Registrant also maintains directors’ and officers’ liability insurance.

The foregoing summaries are necessarily subject to the complete text of the statute, the COI, and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The information contained in the Exhibit Index immediately preceding the signatures at the end of this Registration

Statement is hereby incorporated by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, Ohio, on June 6, 2023.

INVACARE HOLDINGS CORPORATION

By:	/s/ Kathleen P. Leneghan
Kathleen P. Leneghan
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby severally constitutes and appoints Geoffrey P. Purtill, Kathleen P. Leneghan, and Anthony C. LaPlaca, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Geoffrey P. Purtill	President and Chief Executive Officer and Director (Principal Executive Officer)	June 6,2023
Geoffrey P. Purtill

/s/ Kathleen P. Leneghan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 6,2023
Kathleen P. Leneghan

/s/ Steven H. Rosen	Chairman	June 6,2023
Steven H. Rosen

/s/ Marec E. Edgar	Director	June 6,2023
Marec E. Edgar

/s/ Abraham T. Han	Director	June 6,2023
Abraham T. Han

/s/ Peter J. Kuipers	Director	June 6,2023
Peter J. Kuipers

/s/ Kimberly S. Lody	Director	June 6,2023
Kimberly S. Lody

/s/ Randel G. Owen	Director	June 6,2023
Randel G. Owen

INVACARE HOLDINGS CORPORATION
EXHIBIT INDEX

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Invacare Holdings Corporation (incorporated by reference to Exhibit 3.1 filed by the Registrant with the Current Report on Form 8-K12G3 on May 8, 2023).
4.2	Amended and Restated Bylaws of Invacare Holdings Corporation (incorporated by reference to Exhibit 3.2 filed by the Registrant with the Current Report on Form 8-K12G3 on May 8, 2023).
5.1	Opinion of Brown Rudnick LLP, as to legality of the securities being registered (filed herewith).
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).
23.2	Consent of Brown Rudnick LLP (included in Exhibit 5.1 of this Registration Statement).
24.1	Power of attorney (included on the signature pages of this Registration Statement).
107	Filing Fee Table (filed herewith).

E-1